EXHIBIT 11

                           ACTV, INC. AND SUBSIDIARIES
                          COMPUTATION OF LOSS PER SHARE

         Three Months Ended March 31,                  1997                  1998
                                                   (as restated,
                                                     see Note 7)
                                                 ---------------        ---------------

Weighted average shares outstanding..........       11,829,110             16,088,087

Common stock equivalents                                    --                     --
                                                 ---------------        ---------------

         Total...............................       11,829,110             16,088,087
                                                 ===============        ===============

Net loss.....................................       $2,271,302             $2,772,137
                                                 ===============        ===============

Basic loss per common share..................             $.19                   $.17